UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 14, 2010

Date of earliest event reported: October 11, 2010

Warner Chilcott Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	0-53772	98-0626948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 19 Ardee Business Park

Hale Street

Ardee, Co. Louth, Ireland

(Address of principal executive offices, including zip code)

+353 41 685 6983

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

FDA Approval of AtelviaTM

On October 11, 2010, Warner Chilcott Public Limited Company (the “Company”) issued a press release announcing that the U.S. Food & Drug Administration had approved its next generation ACTONEL® (risedronate sodium) product for the treatment of postmenopausal osteoporosis in the United States, which will be marketed as ATELVIATM (risedronate sodium) delayed-release tablets.

Lupin Settlement

On October 14, 2010, the Company issued a press release announcing that the Company and its subsidiary, Warner Chilcott Company, LLC, and Lupin Ltd. and its subsidiary, Lupin Pharmaceuticals, Inc., have entered into a settlement agreement to resolve pending patent litigations involving the Company’s oral contraceptive products, Loestrin® 24 Fe and Femcon® Fe.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release issued October 11, 2010

99.2	Press Release issued October 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER CHILCOTT PUBLIC LIMITED COMPANY

By:	/s/ Paul Herendeen
Name:	Paul Herendeen
Title:	Executive Vice President and Chief Financial Officer

Date: October 14, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued October 11, 2010

99.2	Press Release issued October 14, 2010